Exhibit 99.1

Reed’s, Inc. Appoints Chris Burleson as Chief Commercial Officer

Norwalk, CT, (February 6, 2023) — Reed’s Inc. (NASDAQ: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, announces the appointment of Christopher Burleson as Chief Commercial Officer. Joining the Company’s executive leadership, Burleson brings over 15 years of progressive sales leadership experience to Reed’s.

As Chief Commercial Officer, Burleson will lead the sales organization as well as partner with the operations department to streamline supply chain and cost reductions initiatives. He will also focus on strategic partnerships and growth opportunities leveraging his financial experience enhancing profit targets.

Throughout his career, Burleson successfully developed and executed sales strategies in the emerging beverage space. He has a track record of leading teams to drive results in dynamic retail landscapes while functioning as a cross-departmental leader. Burleson was formerly the Vice President of Sales, US-Retail at Fever-Tree Drinks, Plc, where he was responsible for the creation, implementation and execution of its retail strategy for the U.S. He grew their account base by over 100,000 new points of distribution and increased velocity per outlet in new and existing retailers.

“Chris’ energy and experience leading sales teams will be a catalyst to our continued expansion,” said Norman E. Snyder, Chief Executive Officer at Reed’s. “I have known Chris for over 10 years and witnessed his development and growth. He knows Reed’s and the category very well. We are confident Chris’ experience and leadership will take us to the next level.”

“I’m excited to join Reed’s and help drive this portfolio of storied, premium brands across new and existing channels,” said Burleson. “I am a long-time purchaser of Reed’s products, and, as a former competitor, I know there is significant opportunity to expand our customer base, reach new consumers and generate profitable growth.”

In addition to Fever-Tree Drinks, Plc, Chris was the Chief Commercial Officer for Kin Euphorics, a start-up beverage company where he oversaw distribution implementation and product commercialization. He previously worked in various sales roles at Voss Water of Norway, Pop Water, Inc., and Jones Soda.

For more information about Reed’s, Inc., please visit the Company’s website at: http://www.drinkreeds.com or call 800-99-REEDS. Follow Reed’s on Twitter, Instagram, and Facebook (@drinkreeds).

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, the Reed’s portfolio includes ginger beers, ginger ales, ready- to-drink ginger mules, ginger shots, and ginger candies. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, all-natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Cautionary Note Regarding Forward Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “opportunity,” “generate,” “confident,” “intend,” “next level” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. Among other things, quotations from management in this announcement as well as statements about management’s beliefs and expectations and Reed’s strategic and operational plans are forward-looking statements. Such forward-looking information reflects management’s current beliefs and is based on information currently available to management. The ability of Reed’s management to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including those described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. We expressly disclaim any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829